Exhibit 99.11
                                      PROXY

                                  TOROTEL, INC.
                                  -------------

                         ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Torotel, Inc., a Missouri corporation (the "CORPORATION"), hereby constitutes and appoints Peter B. Caloyeras and Basil P. Caloyeras, and each of them acting individually, as attorney-in-fact and proxy for the undersigned, with full power of substitution, for and in the name and stead of the undersigned to attend the Annual Meeting of Shareholders of the Corporation to be held at the offices of Stinson Morrison Hecker LLP at 1201 Walnut Street, 29th Floor, Kansas City, Missouri 64106, on Tuesday, October 17, 2006, at 1:30 p.m., and any adjournment or postponement thereof, to vote all shares of the Corporation held in the name of the undersigned which the undersigned would be entitled to vote if personally present for the purpose of:
(1) electing individuals to serve as director of the Corporation to hold office for a term of three years and until their successors have been selected and qualified; (2) approving an amendment to the Corporation's Articles of Incorporation to increase the number of authorized shares; and (3) to act on any other matter which may properly come before the meeting or any adjournment or postponement thereof.

This proxy is irrevocable prior to the holding of the meeting referred to above, or any adjournment or postponement thereof.

Date:  October 12, 2006                     Signature:  /s/ Daniel Shiffman
                                                        -------------------
                                            Print Name:  Daniel Shiffman
                                            Number of Shares:  1,400

NOTE: If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations and other entities please sign with full corporate name by a duly authorized officer and, if applicable, affix corporate seal.